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                                                                   EXHIBIT 10.17

                                LEASE AGREEMENT


         This Lease, made by and between MANGOLD INVESTMENTS, LLP ("Lessor") and STATE FINANCIAL BANK - WATERFORD, a Wisconsin corporation ("Lessee").

                                   RECITALS:

         A. Lessor is the record title owner of a parcel of real estate situated in the City of Burlington, Racine County, Wisconsin (the "Property"), more particularly described on Exhibit A attached hereto; and

         B. There is situated on the Property a building (the "Building") and other improvements which Lessor is remodeling and refurbishing into separate rental units as described on the plot plan attached hereto as Exhibit B and made a part hereof.

                                   AGREEMENT

         NOW, THEREFORE, Lessor, for and in consideration of the rents to be paid by Lessee and the conditions, provisions, reservations and stipulations hereinafter contained, does hereby lease to Lessee and Lessee hereby takes from Lessor those certain premises shown as Units 1 and 2 on the plot plan attached hereto as Exhibit B together with drive-up facilities substantially as shown on the plan prepared by Torke, Wirth, Pujara, Ltd., dated November 18, 1996, attached hereto as Exhibit C and more particularly referred to herein (hereinafter the "Premises") on the terms and conditions hereinafter set forth:

         1. Lessor's Work and Construction. Upon complete execution of this Lease Agreement by Lessor and Lessee ("the Lease Date"), Lessor, at Lessor's sole cost and expense, shall proceed forthwith and with reasonable diligence to perform such work and construction as is set forth on Exhibit D attached hereto and made a part hereof; which work shall be completed no later than February 15, 1997 so as to allow Lessee possession, except for sidewalks (Item 4 on Exhibit D) which will be installed as weather permits in spring 1997.

         2. Lessee's Work and Construction. With the exception of the work items specifically enumerated as Lessor's work and construction, Lessee shall, at its own cost and expense, perform all work and supply all installations and fully equip the Premises with trade fixtures, furniture, furnishings, fixtures and any equipment or other items of personal property necessary for the completion of the Premises and the proper operation of Lessee's business, including the drive-up facilities. Lessee shall not install any equipment other than trade fixtures, equipment and personal property without first obtaining Lessor's written approval of the contractor, the plans and the specifications therefor, which approval shall not be unreasonably withheld, conditioned, or delayed. However, if the Lessor fails to approve Lessee's initial plans as presented to Lessor no later than December 31, 1996, Lessee may thereupon terminate this Lease Agreement by written notice to Lessor. The approval by Lessor of such plans and specifications shall not constitute the assumption of any liability on the part of Lessor for their accuracy or their conformity with building code requirements and Lessee shall be solely responsible for such plans.

         3. Term. The term of this Lease shall be for ten (10) years ("Lease Term"), commencing on January 1, 1997, ("Commencement Date"), and ending on December 31, 2006 ("Expiration Date").

         4. Possession of Premises. Lessor shall deliver possession of the Premises to Lessee on the Commencement Date.

                 A. Delay on Possession. If Lessor cannot deliver possession of the Premises to Lessee on Commencement Date, Lessor shall not be subject to any liability, nor shall such failure affect the validity of this Lease


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of the obligations of Lessee, but Lessee shall not be obligated to pay rent until possession of the Premises is tendered; provided that the Lease Term shall remain as listed in paragraph 3 above, with the Commencement Date being the date Lessee takes possession and the Expiration Date being extended accordingly.

                 B. Early Possession. If Lessee occupies the Premises before the Commencement Date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the Expiration Date.

                 C. Holding Over. Any holding over after the expiration of the Term with the consent of the Lessor shall be construed to be a tenancy from month-to-month and shall be on the terms and conditions herein specified so far as applicable.

         5.      Lessee's Option to Renew and Extend.

                 A. First Renewal Period. If Lessee, by a notice in writing to Lessor at least six (6) months prior to the Expiration Date shall have so elected, and if Lessee is not on such date in default under any of its obligations hereunder, then and at the expiration of the term hereby granted, this Lease shall be renewed and extended for a further term of five (5) years commencing on the first day after the Expiration Date on the same terms and conditions as herein provided (except for Base Rent and this option to renew and extend).

                 B. Second Renewal Period. If this Lease shall have been renewed and extended for such first renewal and extension period and if Lessee, by a notice in writing served upon Lessor at least nine (6) months before the Expiration Date of the first extended term shall have so elected, and if Lessee is not on such date in default in any of its obligations hereunder, then and at the expiration of such first renewal and extension period, this Lease shall be again renewed and extended for a further term of five (5) years commencing on the first day after the Expiration Date of the first extended term on the same terms and conditions as herein provided (except for Base Rent and this option to renew and extend).

                 C. Additional Lease Period/Right of First Refusal. If this Lease shall have been renewed and extended for such second renewal and extension period and if Lessee, by a notice in writing served upon Lessor at least six months before the expiration date of the second extended term shall express a desire to extend the lease term and if Lessee is not on such date in default in any of its obligations hereunder, the parties shall attempt to negotiate an extension of the lease term on such terms and conditions as they may mutually agree.
         If the parties are unable to reach agreement on the terms and conditions for extension of the lease term and should Lessor elect to lease the Premises to a third party, Lessor shall notify Lessee in writing of the lease terms and conditions for which Lessor proposes to lease the Premises after the expiration of the second renewal period. After receipt of such notice, Lessee shall have fifteen days in which to notify Lessor in writing of Lessee's desire to lease the Premises for such rental and on such terms. If Lessee does not so notify Lessor, Lessor may lease the Premises to any other third party on such terms and on such rental.

         6. Base Rent. Lessee shall pay to Lessor as base rent for the interior premises consisting of 6264.5 square feet the sum of $5,220.42 per month, for the first five (5) years of the Lease term and thereafter the sum of $5,742.46 per month. In addition, Lessee shall pay as base rent for the exterior of the Premises, consisting of approximately 1,100 square feet under the canopy to be constructed by Lessee, the sum of $458.33 per month for the first five (5) years of the Lease term and $504.17 per month thereafter. Payments of the full amount of monthly rent shall commence on January 1, 1997 and shall continue on the first day of each month thereafter throughout the balance of the term. In the event the drive-in improvements to be installed by Lessee extend to areas beyond those areas which are situated directly under the canopy to be constructed by Lessee, the rent for the exterior of the Premises shall be increased to take into account the additional area occupied by such improvements based upon $5.00 per square foot per year for the first five years of the lease term and $5.50 per square foot per year thereafter. Likewise, if the canopy and those improvements occupy less than 1,100 square feet, exterior rent shall be adjusted accordingly.

                 A. Place of Payment. All payments of rent shall be made to Lessor in care of:





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                 Mangold Investments, LLP
                 1050 Milwaukee Avenue
                 Burlington, WI 53105

         or at such other place as Lessor may designate in writing.

                 B. Interest/Late Payment Charge. Lessee acknowledges that late payment by Lessee to Lessor of rent or other sums due under this Lease Agreement will cause Lessor to incur costs not contemplated by this Lease Agreement, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Lessor by the terms of any mortgage covering the Leased Premises. In the event Lessee should fail to pay any installment of rent or any other sum due under this Lease Agreement within ten (10) days after such sum is due, Lessee shall pay to Lessor, as additional rent, a late charge equal to $100.00. Waiver of the late charge with respect to any installment or sum shall not be deemed to constitute a waiver with respect to any subsequent installment or sum so due. In the event any amount so due is delinquent for a period in excess of thirty (30) days, an additional late charge at the rate of 12 percent per annum on the amount so overdue shall be paid to Lessor for the period of delinquency in excess of thirty (30) days.

         7. Adjustment to Base Rent. Commencing with the eighth year of the Lease Term and every two (2) years thereafter during the Initial or Extended Lease Term, the base rent shall be adjusted for the next two (2) Lease years to reflect any increase in the cost of living, using the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, Small Metropolitan Areas (North Central Region), All Items and shall be applied in the following manner: The index for November 1 before the new Lease year in which the adjustment is to be made shall be determined which is herein called the "New Year Index" and the index for November 1, 2001 shall be determined which is herein called the "Base Year Index" and the new rental shall be that amount determined by multiplying the base rental (5,742.46 +
504.17 or as adjusted under paragraph 6 hereof) by the New Year Index and dividing the product thus obtained by the Base Year Index, but in no event shall the rental for any Lease year be less than the rental for the previous Lease year and in no event, shall the percentage increase in the cost of living computation exceed two and one-half percent (2 1/2%) for any one-year period. Should the said Consumer Price Index be terminated, then a mutually agreeable price index or method of computing the increase in the cost of living shall be applied.

         8. Additional Rent. In addition to the base rent required herein, Lessee shall pay as additional monthly rent to Lessor at the same place and as payment of base rent Lessee's proportionate share of the following:

         -- Electric, gas, water, sewer and other utility charges for common areas which are not separately metered to various tenants on the Premises.

         -- Real property taxes and general and special assessments levied and assessed against the property.

         -- Premiums for property insurance and public liability insurance to be maintained by Lessor.

         -- Common area and maintenance charges, including all sums expended by Lessor for maintenance and operation of the common areas of the Property. Costs for normal maintenance and operation of the common areas shall include, but not be limited to the following: ice and snow removal, trash pick up and removal, maintenance and cleaning of building exterior and entry vestibules, repairs to building improvements (excepting costs of capital improvements to the building, depreciation, charges, interest and principal payments on the mortgage, if any, and expenditures for which Lessor has been reimbursed) costs of maintenance of the "common" free-standing signs and other costs necessary in Lessor's judgment for the maintenance of the common areas and the building.

                 A. Computation of Pro Rata Share. For purposes of this Lease, Lessee's pro rata share shall be equal to 37.83 percent.





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                 B.       Pro Ration for Partial Year.  Any costs or changes
         that cover a period not within the term of this Lease shall be prorated.

                 C. Initial Additional Rent. The initial monthly additional rent for all items included in this paragraph 8 shall be $1,305.10.

                 D. Adjustment of Additional Rent. Within sixty (60) days after the end of each calendar year, Lessor shall furnish Lessee with a statement of the actual amount of Lessee's proportionate share of such costs and expenses for such period. If the total amount due from Lessee for the year on the statement exceeds the aggregate of all amounts previously paid to Lessor during the calendar year as additional rent, Lessee shall pay to lessor the difference between the amount paid by Lessee and the actual amount due within sixty (60) days after the furnishing of each such statement. If the total amount paid by Lessee under this paragraph for any such calendar year shall exceed the actual amount due from Lessee for any such calendar year, the excess shall be credited against the next installment or installments of rent due from Lessee to Lessor. The amount of additional rent to be paid by Lessee to Lessor shall be adjusted annually based upon a statement from the property manager setting forth the estimated costs and charges to be incurred by Lessor, upon which the additional rent is based for the next succeeding calendar year (subject to review by Lessee of all documentation of Lessor upon which sum computation of additional rent is based).

                 E. Nonpayment. In the event of nonpayment of all or any portion of such additional rent, Lessor shall have the same rights and remedies as provided in this Lease agreement for failure of Lessor to pay rent.

         9. Use. The Premises shall be used and occupied only as a banking facility and for no other purpose without Lessor's prior written consent. Lessee shall not use or allow the use of the Premises for the sale of products or the conduct of business customarily carried on by Mangold Insurance, Inc. as a general insurance agent. Notwithstanding this provision, Lessee shall have the right to use the Premises for the sale of its current product line including annuities, long-term care insurance, credit life, accident and health insurance, life insurance and disability insurance.

                 A. Compliance with Building Rules and Regulations. Lessor shall have the right to create and amend rules and regulations which would apply to all building tenants, necessary or desirable to insure the safety, care and cleanliness of the building and parking areas and the preservation of order and parking rules and regulations. Any rules and regulations shall be set forth in writing and shall be given to Lessee, who shall thereafter comply with and conform to the same; provided that no such rules and regulations shall interfere with normal business operations of Lessee.

                 B. Exclusivity. As long as the Lessee occupies space under the terms of this Lease or any renewal or extension thereof or under any written modification thereof, Lessor shall not permit or rent to any other tenant providing banking services including, but not limited to savings and loans or credit unions.

         10. Utilities. Commencing on January 1, 1997, Lessee shall pay all charges for gas, electric current, water and sewer attributable to the lease space.

         11.     Repairs, Maintenance, Alterations, Improvements and Fixtures.

                 A. Maintenance by Lessor. Lessor, at Lessor's sole cost, shall keep and maintain the foundations, exterior walls, roof and structural portions of the walls of the Premises in good condition and repair, except for repairs thereto as may be required by reason of the acts or negligence of Lessee, its employees, agents, invitees, licenses and contractors. Lessor shall keep and maintain in good condition and repair all portions of the building not leased and demised to tenants thereof, and, subject to Lessee payment of expenses as additional rent. Lessor shall be responsible for any HVAC maintenance or repair in excess of the Lessee's obligations provided in paragraph B.





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                 B.       Maintenance by Lessee.  Lessee shall at all times
         keep and maintain the interior of the Premises, including all partitions, doors, glass, floor coverings, fixtures, HVAC, equipment and appurtenances whether installed or owned by Lessor or Lessee, including drive-up facilities in good order, condition and repair and shall do such periodic painting, decorating and cleaning of the interior of the Premises as may be reasonably required by Lessor, except that the Lessee shall not be obligated to pay more than $1,000.00 per year for HVAC maintenance and repair.

                 C. Alterations and Improvements. Lessee shall not make, nor permit to be made, alterations or improvements to the Premises, unless Lessee obtains the written consent of Lessor which shall not be unreasonably withheld. If Lessor permits Lessee to make any alterations or improvements, Lessee shall make the same with requirements the Lessor considers necessary or desirable. Lessee shall promptly repair any damage to the Premises caused by any such alterations or improvements. Any alterations or improvements to the Premises, except movable office furniture and equipment and trade fixtures, shall become a part of the realty and the property of Lessor and shall not be removed by Lessee except as hereinafter set forth.

                 D. Notice of Defects. Lessee shall immediately give Lessor written notice of defect or need for repairs, after which Lessor shall have reasonable opportunity to repair same or cure such defect. Lessor liability with respect to any defects, repairs, or maintenance for which Lessor is responsible under any of the provisions of this Lease shall be limited to the costs of such repairs or maintenance or the curing of such defect.

Nothing herein shall be construed to limit the liability of either party for damages resulting from such party's negligence or willful misconduct.

         12. Signage. The parties acknowledge the Premises are part of an integrated and uniform commercial center and that control of exterior signs by Lessor on the Property is essential to maintain uniformity and aesthetic value in the Property.

                 A. Lessor's Obligation. The parties acknowledge that Lessor will provide a "common" free-standing sign area to include time and temperature which will identify the Property and all Building tenants, with each Building tenant receiving exposure thereon consistent with its pro rata share obligation for payment of additional rent hereunder. The Lessee shall pay the sum of $2,300.00 toward the cost of the time and temperature signage plus the cost of Lessee's sign face. The cost of maintenance of the entire sign shall be shared in the same manner as set forth in the provisions of this Lease Agreement for additional rent.

                 B. Lessee's Signs. Lessee may not erect and maintain any signs on the exterior of the Premises without the advance, written consent of Lessor, which consent shall not be unreasonably withheld, conditioned, or delayed. Such signage must be in accordance with Lessor's specifications and contracted through a sign contractor approved in advance by Lessor. Installation of all door and window signage shall be subject to Lessor's advance, written approval.

         13. Lessor's Insurance. Lessor shall carry insurance covering the building and other improvements as Lessor reasonably determines from time to time. Coverages and amounts shall be reasonably determined by Lessor, based on coverages carried by prudent owners of comparable buildings in the vicinity.
At all times, Lessor will carry and maintain insurance coverage as follows:



                 A. Property Coverage. Lessor shall carry all-risk property insurance covering the building, its equipment and parking areas in an amount not less than the full insurable replacement value sufficient to cover repair or replacement of the damaged property without deduction for depreciation.

                 B. Liability Insurance. Lessor shall at all times carry comprehensive public





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         liability insurance and property damage insurance against claims on account of bodily injury, personal injury, property damage and completed operations upon or about or relating to the exterior of the building and parking areas (with limits of at least $1 million per bodily injury [including death] and property damage liability).

         14.     Lessee's Insurance; Indemnity.

                 A. Property Insurance. Lessee shall be responsible, at its own expense, for obtaining property insurance for all contents located in the Premises, together with coverage for any fixtures, equipment, or work done by Lessee in the Premises, and it is understood that the insurance carried by Lessor does not cover the risk of loss or damage to Lessee's property, equipment, improvements, fixtures, or loss of income.

                 B. Liability Insurance. Lessee shall in force and effect comprehensive public liability insurance in insurance companies approved by Lessor (with a rating of A or greater by A.M. Best) insuring and naming Lessor, Lessee and any other parties reasonably designated by Lessor against injury to property, persons, or loss of life arising out of the use or occupancy of the Premises, with limits of at least $1 million per bodily injury (including death) and property damage liability. Such policy of insurance shall contain provisions preventing its cancellation, discontinuance, or alteration without at least thirty (30) days prior written notice to Lessor.

                 C. Workmen's Compensation. Lessee shall maintain worker's compensation and employer's liability insurance as required by the State of Wisconsin.

                 D. Umbrella Liability Coverage. Lessee shall be responsible, at its own expense, and shall keep in full force and effect a comprehensive "umbrella" policy of liability insurance in an insurance company approved by Lessor (with a rating of A by A.M. Best) against injury to property, persons, or loss of life arising out of use or occupancy of the Premises with limits of at least $5 million for each occurrence and $5 million in aggregate, with a self-insured retention no greater than $10,000.00. Coverage must be in excess of all other required insurance coverages hereunder. Such policy of insurance shall contain provisions preventing its cancellation, discontinuance, or alteration without at least thirty (30) days prior written notice to Lessor.

                 E. Waiver of Subrogation. Lessor and Lessee hereby release each other and each other's employees, agents, customers and invitees from any and all liability for any loss, damage, or injury to person or property occurring in, on or to the Premises, improvements to the building of which the Premises are a part, or personal property within the building, by reason of fire or other casualty which are covered by applicable standard fire and extended coverage and insurance policies. Because the provisions of this paragraph will preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurance company or any other persons, each party to this Lease shall give to each insurance company which has issued to its policies of fire and extended coverage and insurance notice of the terms of the mutual releases contained in this paragraph, and have such insurance policy properly endorse, if necessary, to prevent the invalidation of insurance coverages by reason of the mutual releases contained in this paragraph.

                 F. Certificate of Insurance Coverage. Prior to commencement of the Lease Term, Lessee shall furnish the other party with a certificate evidencing the insurance coverage required hereunder.

                 G. Failure to Comply. If Lessee fails to comply with the aforesaid insurance requirements, the other party may obtain such insurance and keep the same in force and effect and the party failing to comply shall pay the other party the cost thereof, on demand.

                 H. Indemnification of Lessor. Lessee shall indemnify and hold harmless Lessor from and against all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's





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         business or from any activity, work, or things done, permitted or suffered by Lessee in or about the Premises and shall further indemnify and hold Lessor harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any intentional tort or negligence of the Lessee, or any of Lessee's agents, contractors, or employees, and against all costs, attorney fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon.

                 I. Indemnification of Lessee. Lessor shall indemnify and hold harmless Lessee against any and all claims arising from any negligent, willful, or intentional conduct by Lessor, its employees, agents, or contractors, with regard to its acts, or inaction in the performance of Lessor's obligations under the terms of this Lease or arising from any negligent or intentional tort of Lessor, or any of Lessor's agents, contractors or employees and against all costs, attorney fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon.

         15.     Access to Premises.

                 A. Right to Enter. Lessor and its agents shall, upon notice of not less than 24 hours (except in the event of an emergency when such notice is impractical), have the right to enter accompanied by an officer of the Lessee any part of the Premises at all reasonable times for the purposes of examining the same, showing the same to prospective purchasers, mortgagees, or lessees and for making such repairs, alterations, or improvements to the Premises as Lessor may deem necessary or desirable. Lessor and its agents may enter the Premises by any means of a master key or otherwise. Lessor shall incur no liability to Lessee for such entry, nor shall entry constitute an eviction or termination of this Lease, nor entitle Lessee to any abatement of rent therefor.

                 B. Notice of Vacate and Joint Inspection before Termination Date. Lessee shall give written notice to Lessor at least thirty (30) days prior to vacating the Premises at the end of the Lease Term and shall arrange to meet with Lessor for a joint inspection of the Premises prior to vacating. In the event of Lessee's failure to give such notice or arrange such joint inspection, Lessor's inspection at or after Lessee's vacating the Premises shall be conclusively deemed correct for purposes of determining Lessee's responsibility for repairs and restoration.

         16. Personal Property and other Taxes. Lessee shall pay before delinquent all taxes, assessments, fees, or charges ("taxes"), including any sales, gross income, rental, business occupation or other taxes, imposed upon Lessee's business operation in the Premises and any taxes imposed upon Lessee's trade fixtures, leasehold improvements, or personal property located within the Premises. In the event any taxes are charged to the Lessor, Lessee shall reimburse Lessor for the same as additional rent. Lessee shall have the right to contest in good faith any such tax and to defer payment, if required, until after Lessee's liability therefor is finally determined.

         17. Damage or Destruction. The following provisions shall relate to damage or destruction of the Premises.

                 A. Use of Partially Damaged Premises. In the event of partial damage or destruction of the Premises, Lessee shall continue to utilize the Premises for the operation of its business to the extent that it may be practicable to do so from the standpoint of good business as determined by Lessee.

                 B. Right to Terminate on Destruction of Premises where Damage Exceeds Two-Thirds of Reconstruction Cost. Either party to this Lease Agreement shall have the right to terminate this Lease Agreement if, during the last twenty-four
         (24) months of the term of this Lease Agreement, the Building of which the Premises are a part are damaged to an extent exceeding two-thirds of the then reconstruction cost of the Building as a whole; provided that, in such an event, termination of this Lease Agreement shall be effected by written notice to that effect to the other party delivered within forty-five (45) days of the happening of the casualty causing the damage.





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                 C.       Repairs by Lessor.  If the Premises shall, either
         prior to the beginning of or during the term of this Lease Agreement, be damaged or destroyed by fire or any other cause whatsoever beyond Lessee's control, Lessor, except as otherwise specifically provided in this Lease Agreement shall, immediately and diligently proceed to repair or build the Premises, including any additions or improvements made by Lessor or by Lessee with Lessor's consent, on the same plan and design as existed immediately before the damage or destruction occurred, subject to such delays as may be reasonably attributable to governmental restrictions or failure to obtain materials or labor, or other causes whether similar or dissimilar, beyond the control of Lessor. Materials used in repair shall be nearly as like original materials as may then be reasonably procured in regular channels of supply.

                 D. Excusable Delay. Whenever a strike, act of God, or cause beyond the power of the party affected to control caused delay, the period of delay so caused shall be added to the period limited in this Lease for the completion of such work, reconstruction or replacement.

                 E. Reduction of Rent During Repairs. In the event Lessee continues to conduct business during the making of repairs, the base monthly rental will be equitably reduced in the proportion that the unusable part of the Premises bears to the whole of the Premises.

                 F. No Rent if Premises Unoccupied. No rental shall be payable while the Premises are wholly unoccupied pending the repair of casualty or damage.

                 G. Repair or Replacement of Fixtures. Lessee shall, as soon as reasonably possible, replace or repair Lessee's improvements and fixtures in the Premises that may be damaged or destroyed by fire or any other cause whatsoever.

                 H. Lessor's Obligation for Lessee's Repairs. If Lessor is obligated to or elects to repair or restore as provided in this Lease Agreement, Lessor shall be obligated to make repair or restoration only of those portions of the Premises that were originally provided at Lessor's expense, and the repair and restoration of items not provided at Lessor's expense shall be the obligation of Lessee. If Lessor receives proceeds in excess of the current cost to replace those original Lessee improvements, then the excess proceeds will be applied to the replacement of additional improvements provided by Lessee in addition to Lessor's original improvements.

                 I. Release and Liability. Upon any termination of this Lease Agreement under any of the provisions in this section, the parties shall be released without further obligation to the other as of the termination date, provided Lessee shall remain liable to Lessor for items that have accrued as of the termination date and are then unpaid.

         18. Condemnation. In the case all of the Premises, the Building in which the Premises are located, or the common areas, or such part thereof as shall substantially interfere with Lessee's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease Agreement effective as of the date possession is required to be surrendered to the taking authority. Except as otherwise provided herein, Lessee shall not assert any claim against Lessor or the taking authority for any compensation because of such taking, and Lessor shall be entitled to receive the entire amount of any award with deduction for any estate or interest of Lessee.

         A. Partial Taking. In the event the amount of property and the type of estate taken shall not substantially interfere with the conduct of Lessee's business, and Lessor determines Lessor is economically able to restore the Premises, the Building in which the Premises are located, or the common areas to an operating condition comparable to that which existed prior to the taking, Lessor shall be entitled to the entire amount of the award without deduction for any estate or interest of Lessee. In that event, Lessor shall restore the Premises to substantially their same condition prior to the taking, and proportionate allowance shall be made to Lessee for the rent corresponding to the time during which and to the part of the Premises of which Lessee shall be so deprived on account of the taking and restoration.

         B. Taking of Lessee's Property. Nothing contained in this section shall be deemed to give Lessor any interest in any award made to Lessee for the taking of personal property and fixtures belonging to Lessee, or for moving or other costs which shall not diminish the award to Lessor or for any relocation benefits available to Lessee by state, federal, or any other law.

         19.     Lessee's Defaults and Remedies.

                 A. Lessee's Monetary Defaults. The occurrence of any one or more of the following events shall constitute a material monetary default in breach of this Lease Agreement by Lessee: Failure by Lessee, Lessee's agent or bank to make any payment required under this Lease Agreement as and when due, where such failure shall continue for a period of ten (10) days after receipt of written notice from Lessor.

                 B. Lessee's Non-Monetary Defaults. The occurrence of any one of the following events shall constitute a non-monetary default in breach of this Lease Agreement by Lessee: Failure by Lessee to observe or to perform any of the covenants, conditions, or provisions of this Lease Agreement, other than the making of any payment, where Lessee shall not commence to cure for a period of thirty (30) days after notice of such failure from Lessor or such additional period of time as is reasonably necessary to cure such failure, provided Lessee diligently prosecutes such cure; or vacation or abandonment of the Premises. (Vacation and abandonment includes any complete absence of Lessee from the Premises for thirty (30) business days or longer.)

                 C. Remedies. In the event of any material monetary default by Lessee, or any non-monetary default in effect for thirty
         (30) calendar days, in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease Agreement and all rights of Lessee under this Lease Agreement. In the event that Lessor shall so elect to terminate this Lease Agreement, then Lessor may recover from Lessee:

                          (1) Any unpaid rent that was due and owing at the time of termination;

                          (2) The unpaid rent that would have been earned from the date of termination until the time of the award, less the amount of such rental loss that Lessee proves could reasonably have been avoided; and

                          (3) From time to time, the monthly rental then due from the time of the award less the amount of such rental lost.

                 D. Re-entry and Removal of Lessee's Property. In the event of any such default by Lessee, Lessor shall also have the right, adhering to applicable legal processes, with or without terminating this Lease Agreement, to re-enter the Premises and remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of or on the account of Lessee. No re-entry or taking of the Premises by Lessor pursuant to this section shall be construed as an election to terminate this Lease Agreement unless Lessor gives Lessee written notice of such intention or unless the termination of this Lease Agreement is decreed by a court of competent jurisdiction.

                 E. Reletting Premises. In the event of any such default by Lessee, Lessor shall also have the right and obligation, adhering to applicable legal processes, with or without terminating this Lease Agreement, to re-enter the Premises and to use its best efforts to relet them, and Lessee agrees to pay Lessor the cost of recovering possession of the Premises, the expense of reletting, and any other reasonable costs or damages arising out of Lessee's default.

         20. Remedies Cumulative. All rights, options and remedies of Lessor and Lessee contained in this Lease Agreement shall be construed and held to be cumulative, and no one of them shall be exclusive of the other. Either party shall have the right to pursue any one or all of such remedies or any other remedy or relief that may be provided by law, whether or not stated in this Lease Agreement.

         21. No Waiver. No waiver of any default of Lessee under this Lease Agreement shall be implied from any acceptance by Lessor of any rent or other payments due under this Lease Agreement or any omission by Lessor to take any action on account of such default if such default persists or is repeated, and no express waiver shall effect a default other than as specified in the waiver. The consent or approval of either party to an act by the other party shall not be deemed to waive or render unnecessary either party's consent or approval of any subsequent similar act by the other party.

         22. Cure by Lessor. Lessor or any mortgagee, at any time after Lessee commits a default, and after having provided notice of said default to Lessee except in case of emergency wherein the notice requirement shall be waived, and after expiration of the applicable cure period, may cure the default at the cost of Lessee. If Lessor or any mortgagee at any time, by reason of Lessee's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor or any mortgagee at the time the sum is paid shall be due immediately from Lessee to Lessor or the mortgagee, and if paid at a date later than thirty (30) days shall bear interest at the rate of 12 percent per annum from the date the sum is paid by Lessor or the mortgagee until Lessor or the mortgagee is reimbursed by Lessee. The sum, together with interest, shall be deemed to be additional rent.

         23. Lessor's Default. Lessee shall notify Lessor promptly of any default not by its nature necessarily known to Lessor.

                 A. Lessor's Right to Cure Default. Lessor shall not be in default under this Lease Agreement unless Lessor fails to perform its obligation within ten (10) days after notice by Lessee specifying where Lessor has failed to perform. If the nature of Lessor's obligation is such that more than ten (10) days are required to perform, Lessor shall not be in default if Lessor commences performance within ten (10) days of Lessee's notice and thereafter pursues performance with due diligence.

                 B. Damages and Remedy. Except as otherwise provided herein, Lessee's sole remedy for Lessor's default shall be a cause of action for damages. If there are any repairs that are the obligation of Lessor, and Lessor exceeds the time period allowed in paragraph A of this section, then Lessee may, if it chooses, elect to perform the repair, then bill the cost of such repair to Lessor.

                 C. Lessee's Right to Cure Default. If Lessor fails to discharge fully any of its obligations imposed by a mortgage that is superior to this Lease, or Lessor fails to pay any real estate taxes and assessments affecting the Premises or Lessor fails to make any repairs that this Lease or any law requires it to make, then Lessee may, but will not be required to, discharge those obligations, or pay those taxes and assessments, or make those repairs, as the case may be. If it does, all amounts expended in doing so and all costs incurred in doing so along with 12 percent interest per annum from the date of Lessee's payment shall be payable by Lessor upon demand. If Lessor fails to make payment, in addition to any other rights Lessee may have, it will have the right to offset the amount of repayment against rent and other charges under this Lease.

         24. Assignment and Succession. Lessor has approved of the proposed sublease of a portion of the Premises provided that the use of the subtenant is acceptable to Lessor. Lessee shall not otherwise assign, let, or sublet this Lease Agreement or the Premises, or any part of the Premises, or in any way transfer or hypothecate any of its interest in this Lease Agreement or the Premises without first obtaining the written consent of Lessor, which will not be unreasonably withheld, conditioned, or delayed. Lessor's consent shall be conditioned upon Lessor's approval of the economic viability of the proposed assignee or sublessee and Lessor's determination that the proposed use of the Premises by the assignee or sublessee is consistent with the uses in the Property. Notwithstanding all other provisions of this Lease Agreement, Lessee may at any time and without Lessor's consent, assign all or part of this Lease, or sublease all or part of the Premises, upon notification to Lessor, to: any entity that has the power to direct Lessee's management and operation; or any entity whose management and operation is controlled by the Lessee; or any entity a majority of whose voting stock is owned by Lessee; or any entity in which or with which Lessee, its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of entities, so long as the liabilities of the entities participating in such merger or consolidation are assumed by the entity surviving such merger or created by such consolidation; or any entity acquiring this Lease and a substantial portion of Lessee's assets; or any corporate successor to a successor entity becoming such by either of the methods described above, so long as on the completion of such merger, consolidation, acquisition, or assumption, the successor has a net worth no less than Lessee's net worth immediately prior to such merger, consolidation, acquisition. Information to be provided Lessor hereunder shall not include any information which is not generally made available to the public or to the shareholders of Lessee.

                 A. Lessee's Primary Responsibilities. Subject to the provisions above, this Lease Agreement shall be binding upon and inure to the benefit of the parties, their heirs and successors and assigns. However, Lessee shall remain primarily responsible for any and all obligations, liabilities and responsibilities of Lessee under this Lease Agreement after any subletting or hypothecation, or an assignment unless the same has been consented to or provided for as set forth above.

                 B. Payment of Lessor Costs. Lessee agrees to reimburse Lessor for Lessor's reasonable attorney fees and related costs incurred in connection with the processing, review, and/or documentation of any requested transfer, assignment, subletting, or hypothecation of this Lease Agreement or of Lessee's interest in and to the demised premises.

         25. Estoppel Certificate-Lessor. Within ten (10) days after request by Lessor, Lessee agrees to deliver, at Lessor's sole expense, in recordable form, a certificate to any proposed mortgage or purchaser, or to the Lessor, certifying (if such be the case) that this Lease Agreement is in full force and effect and that to the knowledge of Lessee, there are no defenses or offsets thereto, or stating those claimed by Lessee. Any such statement may be conclusively relied upon by any prospective mortgagee or purchaser of the property of which the Premises are a part.

         26. Estoppel Certificate-Lessee. Within ten (10) days after request by Lessee, Lessor agrees to deliver, at Lessee's sole expense, in recordable form, a certificate to any proposed mortgagee, lender or purchaser, or to the Lessee, certifying (if such be the case) that this Lease Agreement is in full force and effect and that to the knowledge of Lessor, there are no defaults or unpaid rents, or stating those claimed by Lessor. Any such statement may be conclusively relied upon by any prospective mortgagee, lender or purchaser conducting business with the Lessee.

         27. Subordination. This Lease Agreement, at Lessor's option, shall be subordinate to any mortgage or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part, and to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. In spite of such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease Agreement, unless this Lease Agreement is otherwise terminated pursuant to its terms. If any holder of such mortgage or other hypothecation for security shall elect to have this Lease Agreement prior to its lien and shall give written notice to that effect to Lessee, this Lease Agreement shall be deemed prior to such mortgage or other hypothecation for security, whether this Lease Agreement is dated prior or subsequent to such mortgage or other hypothecation for security, or the date of recording such instrument. Lessor shall be obligated to obtain a nondisturbance agreement from any present or future mortgagee or purchaser in favor of Lessee and failure of the Lessor to do so shall be considered a Lessor default and notwithstanding other provisions, shall allow Lessee to terminate this Lease.

                 A. Additional Documents. Lessee also agrees to execute any documents required to effectuate such subordination or make this Lease Agreement prior to the lien of any mortgage, or other hypothecation for security, as the case may be, provided that Lessor shall bear all costs, legal and otherwise associated with the review and execution of said documents. Failing to so do within fifteen (15) days after written demand shall make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead to so act.

                 B. Foreclosure. Upon a foreclosure of any mortgage or execution of any deed in lieu of foreclosure, or declaration of Lessor's default under any hypothecation for security and demand by Lessor's successor, Lessee shall attorn to and recognize such successor as Lessor under this Lease Agreement, provided that such successor shall execute a non-disturbance agreement in favor of Lessee.

         28. No Additional Leases to Financial Institutions. Provided the Lessee is not in default hereunder, during the lease term, Lessor shall not allow any other portion of the property of which the Premises are a part to be used in the business of a bank, savings and loan association, savings bank, credit union, mortgage bank, or loan agency.

         29. Right of First Refusal to Purchase. Should Lessor, during the lease term, or any extension thereof, elect to sell the property of which the Premises are a part, Lessee shall have the right of first refusal to meet any bona fide offer of sale on the same terms and conditions of such offer. Upon Lessor's failure to meet such bona fide offer within fifteen (15) days after notice thereof from Lessor, Lessor shall be free to sell the property in accordance with the terms and conditions of the then current offer. In the event such sale does not close within one hundred twenty (120) days of the date of such notice to Lessee, the right of first refusal shall be reinstated and an additional notice to Lessee shall be required before Lessor shall be allowed to complete the sale on the same terms and conditions.

         30. Notices. All notices under this Lease Agreement shall be in writing and shall be effective two (2) days after mailing by certified mail, return receipt requested, or when delivered personally to Lessor or Lessee at their addresses set forth below, or to such other addresses as may be designated by notice.

         31. Entire Agreement. This Lease Agreement shall constitute the entire agreement between the parties. Any prior understanding or representation or any kind preceding the date of this Lease Agreement shall not be binding upon either party except to the extent incorporated in this Lease Agreement.

         32. Modification of Agreement. Any modification of this Lease Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in a writing signed by each party or an authorized representative of each party.

         33. Attorney Fees. In the event that any action is filed in relation to this Lease Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all sums that either party may be called on to pay, a reasonable sum for the successful party's attorney fees.

         34. Hold-Over Tenancy. If (without execution of a new Lease Agreement or written extension) Lessee shall hold over after the expiration of the term of this Lease Agreement, Lessee shall be deemed to be occupying the Premises as a tenant from month-to-month, which tenancy may be terminated as provided by law. During such tenancy, Lessee agrees to be bound by all of the terms, covenants and conditions specified in this Lease Agreement, insofar as applicable.

         35. Rules and Regulations. Lessee shall faithfully observe and comply with the "Rules and Regulations" that apply to all Property tenants and all reasonable and nondiscriminatory modifications to such rules and regulations from time to time put into effect by Lessor. These rules and regulations are imposed for the cleanliness, good appearance, proper maintenance and good order and reasonable use of the Premises and the Building in which the Premises are located by all tenants and their clients, customers, patients, employees and business invitees. Lessor shall not be responsible or liable to Lessee for violation or nonperformance of any of the rules and regulations by any other tenant or occupant of the Building in which the Premises are located.

         36. Governing Law. It is agreed that this Lease Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Wisconsin.

         37. Paragraph Headings. The titles to the paragraphs of this Lease Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Lease Agreement.

         38. Time of the Essence. It is specifically declared and agreed that time is of the essence of this Lease Agreement.

         39. Effect of Partial Invalidity. The invalidity of any part of this Agreement will not and shall not be deemed to affect the validity of any other part. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.

         40. Lessor Waivers. Lessor agrees to execute within ten (10) working days of Lessee's request a "Landlord's Waiver", relating to personal property and removable trade fixtures, as prepared by the Lessee's bank.

         41. Recording. Neither Lessor nor Lessee shall record this Lease Agreement without the written consent of the other, which consent shall not be unreasonably withheld, conditioned, or delayed. Either party may record a short form memorandum or abridgement of the Lease Agreement and shall furnish the other party with a copy of such recorded instrument.

         42. Redelivery. Upon termination, Lessee shall surrender the Premises in good order and condition excepting normal wear and tear. Lessee shall remove from Premises any and all equipment, furniture and other personal property. Lessee may, at its option, remove at the termination of this Lease or any extension thereof, any trade fixtures used by it in the business of Lessee on the Premises; provided that in the case of such removal, Lessee shall cause the Premises to be restored to the condition in which they were prior to such installation by Lessee. Lessee shall not remove any alterations, additions, or leasehold improvements, or any building equipment installed by Lessor or necessary to the operation of the building.

         43. Riders. Site plans, exhibits and riders, if any, signed by Lessor Lessee, and affixed to this instrument, are a part of this Lease Agreement.

         44. Corporate Authority. Each of the persons executing this Lease Agreement on behalf of Lessee covenants and warrants that Lessee is a duly authorized and existing corporation, Lessee has and is or will be prior to commencement, qualified to do business in the state of Wisconsin; the corporation has full right and authority to enter into this Lease Agreement; and each person signing on behalf of the corporation was authorized to do so.

         45. Parties Bound. Each and every provision of this Lease Agreement shall bind and inure to the benefit of the parties hereto and their legal representatives. The term "legal representatives" is used in this Lease Agreement in its broadcast possible meaning and includes in addition to executors and administrators, every person, partnership, corporation, or association succeeding to the interest or to any part of the interest in or to this Lease Agreement or in or to the Premises, of either Lessor or Lessee, whether the succession results from the act of a party in interest, occurs by operation of the law, or is the effect of the operation of law together with the act of such party. Each and every agreement and condition of this Lease by Lessee to be performed shall be binding on all assignees, subtenants, concessionaires, or licensees of Lessee.

         46. Counterparts. This Lease Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, each party to the Lease Agreement has caused it to be executed by one duly authorized to be effective on the date last signed by a party hereto.

                                        LESSOR:
                                        MANGOLD INVESTMENTS, LLP

Dated:        12-16-96                  By:     /s/ James A. Mangold, Jr.
        -------------------                 -------------------------------

                                        By:    /s/ Barbar Mangold
                                            -------------------------------

                                        Address:
                                             1050 S. Milwaukee Avenue, Suite 100
                                             Burlington, WI 53105

                                        LESSEE:
                                        STATE FINANCIAL BANK-WATERFORD

Dated:        12-16-96                  By:    /s/ Jeryl M. Sturino
        -------------------                 -------------------------------
                                        Title: President and CEO
                                               ----------------------------

                                        Attest: /s/ Frances M. Morrical
                                                ---------------------------
                                        Title:      Cashier
                                                ---------------------------
                                        Address:
                                                217 N. Milwaukee Street
                                                ---------------------------
                                                Waterford, WI 53130
                                                ---------------------------

                          EXHIBIT A TO LEASE AGREEMENT
          MADE BY AND BETWEEN MANGOLD INVESTMENTS, LLP ("Lessor") and
                  STATE FINANCIAL BANK - WATERFORD ("Lessee")


Part of the Northwest 1/4 of Section 28, Township 3 North, Range 19 East, City of Burlington, Racine County, Wisconsin and more particularly described as follows: Commence at the West 1/4 corner of Section 28, run thence North 89 degrees 45' 22" East 45.27 feet to the Easterly right-of-way line of State Trunk Highway 38 and 83; thence North 38 degrees 16' 43" East along said right-of-way line 217.00 feet to the point of beginning of the following described parcel; thence continue North 38 degrees 16' 43" East along said right-of-way line
309.00 feet; thence South 51 degrees 43' 17" East 250.00 feet; thence South 38 degrees 16' 43" West 309.00 feet; thence North 51 degrees 43' 17" West 250.00 feet to the point of beginning.

                          EXHIBIT B TO LEASE AGREEMENT
          MADE BY AND BETWEEN MANGOLD INVESTMENTS, LLP ("Lessor") and
                  STATE FINANCIAL BANK - WATERFORD ("Lessee")



         Building layout of property located at 1050 North Milwaukee Avenue, Burlington, Wisconsin prepared by Stelling & Associates Architects, Ltd. 181 West Chestnut Street, Burlington, Wisconsin 53105, telephone (414) 763-8725.

                          EXHIBIT C TO LEASE AGREEMENT
          MADE BY AND BETWEEN MANGOLD INVESTMENTS, LLP ("Lessor") and
                  STATE FINANCIAL BANK - WATERFORD ("Lessee")


         Graphic drawing of proposed drive-up facility for State Financial Bank
- Waterford to be located 1050 North Milwaukee Avenue, Burlington, Wisconsin.

                          EXHIBIT D TO LEASE AGREEMENT
          MADE BY AND BETWEEN MANGOLD INVESTMENTS, LLP ("Lessor") and
                  STATE FINANCIAL BANK - WATERFORD ("Lessee")

         The Premises shall be provided by Lessor to Lessee in "as is" condition except for the work provided herein which shall be Lessor's work and shall be provided at not cost to Lessee, except as provided herein. Notwithstanding any provision hereof to the contrary, all costs and expenses of construction of the drive-in banking facility and property improvements made as a result of the location of such drive-in banking facility to be incorporated into the building on the property shall be paid by Lessee. Lessor's work shall include the following:

         1. Roof. All materials related to the roof except cutting and patching as required for Lessee's additional mechanical equipment or improvements shall be the responsibility of Lessor. Any such cutting and patching shall be done by Lessor's contractor for quality control, but paid for by Lessee.

         2. Exterior Building Facade. All exterior building walls and the exterior facade of the building, including exterior windows and doors, shall be constructed and installed by Lessor. Lessor shall cause to be installed an exterior window in the area formerly occupied by a doorway to the "bakery" area and proposed as a rental unit to be sublet by Lessee.

         3. Vestibule Construction. Lessor shall be responsible for construction of the vestibule serving the Premises on the south side of the Property, including the exterior and interior entrance doors. Lessor shall have no responsibility for construction of the vestibule serving the Premises on the east side of the Building except for the installation of the exterior doors. All other costs of construction of such vestibule, including entrance doors and windows from the vestibule to the Premises shall be paid by Lessee.

         4. Sidewalks. Lessor shall provide sidewalks adjacent to the building on the property as shown on the plot plan.

         5. Walls. Lessor shall remove the interior partition wall in the area formerly used for a "bakery" in the area to be sublet by Lessee to a sublessee. Lessor shall finish all exterior building walls with metal studs, insulation, vapor barrier and drywall. Lessor shall also install the partition wall for the east side of the Premises and shall install such partition walls as are necessary to construct a uni-sex bathroom for the Premises. Such partition walls shall be drywalled and ready for paint.

         6. Floor. Lessor shall provide concrete floors ready for floor covering.

         7. Ceiling. Lessor shall provide ceiling open to interior beams and roof with Lessee to pay all costs of installation of insulation and a drop ceiling.

         8. Plumbing. Lessor shall provide rough-in plumbing for two unisex bathrooms (one for premises to be occupied by Lessee and one for premises to be occupied by sublessee of Lessee); provided that Lessee shall reimburse Lessor for One Thousand Two Hundred Fifty Dollars ($1,250.00), being the cost of rough-in plumbing of bathroom in area to be sublet.

         9. Electrical. Lessor shall furnish and provide 200-amp service to Premises, with all costs of electrical distribution and outlets to be paid by Lessee. Lessor shall install an extra electrical service for the benefit of the area to be sublet by Lessee and Lessee shall reimburse Lessor for the actual cost of installation of such second service.

         10. Heating, Ventilating and Air Conditioning. Lessor shall furnish two roof-top HVAC units with working controls. Tenant shall pay all costs of all duct work, grills and other distribution costs from the installed units.

         11. Parking Lot Improvements. Lessor shall complete all parking lot improvements; provided that Lessee shall contribute to Lessor an amount to offset the costs of special curbing and other parking lot improvements required for Lessee's drive-in bank facility and other special bank use.

         12. Other. Lessor shall have no other obligation to improve and fixture the Premises for Lessee's use.




                                       19